Exhibit 99.1

NEWS RELEASE

1101 East Arapaho Road
Richardson TX 75081 USA
+1 (972) 234-6400 main

Financial Contact
Michael L. Paxton, VP, CFO
972.301.3658, mpaxton@intrusion.com

Media Contact
Jay Barbour, VP Marketing
972.664.8107, jbarbour@intrusion.com

INTRUSION INC. ANNOUNCES
SECOND QUARTER RESULTS

$2.0 Million Government Order Booked

Revenues Increase 41% Sequentially

Gross Profit Margin Reaches 62%

Richardson, Texas — August 8, 2006 — Intrusion Inc. (NASDAQ: INTZ), (“Intrusion”) today announced financial results for the three months ended June 30, 2006.

Revenue for the second quarter 2006 was $1.2 million compared to $0.9 million for the first quarter 2006 and $1.7 million for the second quarter 2005.  Second quarter revenue increased 41% sequentially from the first quarter of 2006.

Intrusion’s operating loss was $1.1 million in the second quarter 2006 compared to $1.5 million in the first quarter 2006 and $1.0 million for the second quarter 2005.

Gross profit margin was 62 percent of revenue in the second quarter of 2006 compared to 55 percent of revenue in the first quarter of 2006 and 57 percent of revenue in the second quarter of 2005.

Intrusion’s second quarter 2006 operating expenses were $1.8 million, compared to $2.0 million for the first quarter 2006 and $1.9 million for the second quarter 2005.  Operating expenses in the first and second quarters of 2006 include $0.2 million in stock based compensation expenses due to new accounting treatment for stock options under FAS123R.

As of June 30, 2006, Intrusion reported cash, cash equivalents and short-term investments of $0.3 million, working capital of $0.4 million and no debt.

“The $2.0 million order for TraceCop™ and SecureNet™ from the U.S. Government was clearly the highlight of the second quarter,” stated G. Ward Paxton, Chairman, President and CEO of Intrusion.  “Also, we believe the sequential 41% growth of revenues and the attainment of 62% gross profit margin in the second quarter represents significant progress.  Our sales of Compliance Commander™ increased from $0.03 million in the first quarter 2006 to $0.1 million in the second quarter,” Paxton concluded.

Intrusion’s sales of TraceCop in the second quarter 2006 were $0.8 million, up from $0.3 million in the first quarter.  Intrusion sold Compliance Commander to 6 new customers for a total of $0.1 million in the second quarter.  This brings total sales of Compliance Commander to $0.5 million with a total of 22 customers.  Intrusion has engaged with a total of 138 potential Compliance Commander Customers representing potential sales of $3.7 million since the launch of the product.  Intrusion’s sales in the second quarter were spread over three product lines:  TraceCop 63 percent, SecureNet 29 percent and Compliance Commander 8 percent.  Sales to the U.S. Government totaled 63 percent of total sales in the second quarter.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CDT today.  Interested investors can access the call at 1-800-399-2043 (if outside the United States, 1-706-634-5518).  For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CDT until August 15, 2006 by calling 1-800-642-1687 (if outside the United States, 1-706-645-9291).  At the replay prompt, enter conference identification number 3784325.  Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a global provider of regulated information compliance, entity identification systems, data privacy protection products, and network intrusion prevention and detection solutions.  Intrusion’s product families include the Compliance Commander™ for regulated information compliance, data privacy protection and identity theft prevention, TraceCop™ identification and location system, Intrusion SpySnare™ for real-time inline blocking of spyware and unwanted P2P applications, and Intrusion SecureNet™ for network intrusion prevention and detection.  Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks.  For more information, please visit www.intrusion.com.

This release, other than historical information, may include forward-looking statements regarding future events or the future financial performance of the Company.  These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the difficulties in forecasting future sales caused by current economic and market conditions, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, the impact of our cost reduction programs and our refocused product line, the difficulties and uncertainties in successfully developing and introducing new products in emerging markets, market acceptance of our products, the impact of our sustained losses on our ability to successfully operate and grow our business, our stock price and our ongoing Nasdaq eligibility, our ability to generate sufficient cash flow or obtain additional financing on acceptable terms in order to fund ongoing liquidity needs, the highly competitive market for our products, the effects of sales and implementation cycles for our products on our quarterly results, difficulties in accurately estimating market growth, the consolidation of the information security industry, our ability to expand revenues through indirect sales channels, the impact of changing economic conditions, business conditions in the information security industry, our ability to manage acquisitions effectively, our ability to manage discontinued operations effectively, the impact of market peers and their products as well as risks concerning future technology and others identified in our Annual Report on Form 10-KSB, as amended, and other Securities and Exchange Commission filings. These filings can be obtained by contacting Intrusion Investor Relations.

This release may include various non-GAAP financial measures (as defined by SEC Regulation G).  The Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations for the period presented by eliminating the effects of one-time and other transactions that can distort underlying operational results in order to provide greater comparability of the Company’s quarterly financial performance on a year-to-year basis.  The most directly comparable GAAP financial measures and reconciliation of the differences between the GAAP financial measures can be found in the text of this release and the Company’s Unaudited Condensed Consolidated Statements of Operations attached to this release.

INTRUSION INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except par value amounts)

	June 30,	December 31
	2006	2005
ASSETS

Current Assets:
Cash and cash equivalents	$319	$2,844
Short-term investments	—	500
Accounts receivable, net of allowance for doubtful accounts of $89 in 2006 and $102 in 2005	838	443
Inventories, net	324	373
Prepaid expenses	144	191
Total current assets	1,625	4,351

Property and equipment, net	200	256
Other assets	41	41
TOTAL ASSETS	$1,866	$4,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$948	$1,142
Deferred revenue	283	527
Total current liabilities	1,231	1,669

Stockholders’ Equity:
Preferred stock, $.01 par value:
Authorized shares — 5,000
Series 1 shares issued and outstanding — 260
Liquidation preference of $1,316	918	918
Series 2 shares issued and outstanding — 460 in 2006 and 500 in 2005
Liquidation preference of $1,155	724	787
Series 3 shares issued and outstanding — 469 in 2006 and 565 in 2005
Liquidation preference of $1,026	667	805
Common stock, $.01 par value:
Authorized shares — 80,000
Issued shares — 7,056 in 2006 and 6,919 in 2005
Outstanding shares — 7,046 in 2006 and 6,909 in 2005	71	69
Common stock held in treasury, at cost — 10 shares	(362)	(362)
Additional paid-in capital	53,469	52,994
Accumulated deficit	(54,673)	(52,053)
Accumulated other comprehensive loss	(179)	(179)
Total stockholders’ equity	635	2,979
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,866	$4,648

INTRUSION INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenue	$1,204	$1,709	$2,055	$2,894
Cost of revenue	459	740	846	1,267

Gross profit	745	969	1,209	1,627

Operating expenses:
Sales and marketing	848	873	1,665	1,632
Research and development	615	703	1,407	1,405
General and administrative	385	304	733	532
Severance and related costs	—	55	—	55

Operating loss	(1,103)	(966)	(2,596)	(1,997)
Interest income, net	11	29	41	33
Other income (expense), net	(53)	2	(65)	2
Loss before income taxes	(1,145)	(935)	(2,620)	(1,962)
Income tax provision	—	—	—	—
Net loss	(1,145)	(935)	(2,620)	(1,962)
Preferred stock dividends accrued	(43)	(56)	(88)	(85)
Beneficial conversion feature on preferred stock	—	—	-	(919)
Net loss attributable to common stockholders	$(1,188)	$(991)	$(2,708)	$(2,966)

Net loss per share attributable to common stockholders (basic and diluted)	$(0.17)	$(0.16)	$(0.39)	$(0.49)
Weighted average shares outstanding — Basic and Diluted	7,046	6,182	7,014	6,110